UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. )

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PG&E CORPORATION

(Name of Registrant as Specified in its Charter)

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May 22, 2019

To: PG&E Corporation Institutional Investors

Re: 2019 Proxy Statement

Dear PG&E Shareholder:

PG&E Corporation’s and Pacific Gas and Electric Company’s 2019 Joint Proxy Statement was filed with the SEC on May 17, and is available on our website at http://investor.pgecorp.com/financials/annual-reports-and-proxy-statements/default.aspx.

The tragic wildfires of the past two years have been extraordinarily challenging, and have made clear that the energy system status quo is no longer working for California. We have heard the calls for change and are committed to taking strong actions that will help us re-earn the trust of all our stakeholders.

These actions include appointing Bill Johnson as PG&E Corporation’s new CEO and announcing refreshed Boards of Directors with the experience, commitment, and expertise necessary to further enhance our safety culture and navigate one of the most complex corporate reorganizations ever.

The joint proxy statement provides more detail on the new Boards of Directors and contains additional information regarding four management proposals for which we are seeking shareholder approval. The proposals request (1) the election of our directors, (2) an increase in the maximum size of the Corporation’s Board to 15 directors, (3) ratification of the independent auditor, and (4) approval of the companies’ executive compensation on an advisory basis.

In addition, the proxy statement includes two shareholder proposals that seek to (1) combine the corporate structure of PG&E Corporation with Pacific Gas and Electric Company, and (2) amend the Corporation’s proxy access bylaw provisions on shareholder aggregation. The Corporation’s Board and management unanimously recommend voting “AGAINST” these proposals for the reasons indicated beginning on page 95 of the proxy statement.

We recognize that it is through your investment in PG&E that we are able to continue taking the necessary steps to provide safe operations and rebuild our company for the future. Our investors play a vital role in enabling PG&E to fund essential safety and reliability infrastructure upgrades, and the Boards and management remain committed to working constructively with shareholders, regulators, policymakers, and other stakeholders in an open and transparent fashion. Looking ahead, PG&E is determined to emerge from Chapter 11 better positioned to deliver safe and reliable service for customers, create value for shareholders, and help address the challenges of climate change for California.

Thank you for investing in PG&E Corporation. As always, we appreciate your feedback, and welcome the opportunity to engage with you, including through meetings or calls with members of our executive and Board leadership. Please contact our Corporate Secretary’s office at CorporateSecretary@pge.com or 415-973-8200, or Investor Relations at invrel@pge-corp.com or 415-972-7080.

Sincerely,

Linda Y.H. Cheng	Christopher A. Foster
Vice President, Corporate Governance	Vice President, Investor Relations
and Corporate Secretary